Exhibit 99.1

MicaSense, Inc.

Financial Statements

As of December 31, 2020

Independent Auditor’s Report

To the Stockholders and Board of Directors,
 Micasense, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Micasense, Inc (the “Company”), which comprise the balance sheet as of December 31, 2020, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Micasense, Inc. as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

April 13, 2021

WithumSmith+Brown, PC 200 South Orange Avenue, Suite 1200, Orlando, Florida 32801-3400 T (407) 849 1569 F (407) 849 1119 withum.com

AN INDEPENDENT MEMBER OF HLB - THE GLOBAL ADVISORY AND ACCOUNTING NETWORK

Financial Statements

MICASENSE, INC.

BALANCE SHEET

As of December 31, 2020

Current Assets
Cash	$934,152
Accounts receivable	239,892
Inventories	707,714
Prepaid expenses	101,990
Total current assets	1,983,748

Deposits	25,000
Equipment and Furniture, net	107,528
Total assets	$2,116,276

Current Liabilities
Accounts payable	$281,915
Accrued expenses	266,744
Line of credit	250,000
Customer deposits	35,117
Total current liabilities	833,776

Temporary Equity
Preferred stock, no par value; 12,560,000 shares authorized
Series A-1 convertible preferred stock; 6,560,000 shares designated; 6,551,364 shares issued and outstanding (liquidation preference $2,000,000), respectively	1,932,646
Series A-2 convertible preferred stock; 6,000,000 shares designated; 5,425,621 shares issued and outstanding (liquidation preference $7,400,004), respectively	4,903,801
Total Temporary Equity	6,836,447

Stockholders’ Deficit
Common stock, no par value; 35,000,000 shares authorized; 11,064,148 and 8,997,515 shares issued and outstanding, respectively	470,802
Additional paid-in capital	282,531
Accumulated deficit	(6,307,280)
Total stockholders’ deficit	(5,553,947)
Total liabilities, temporary equity and stockholders’ deficit	$2,116,276

See Footnotes to Financial Statements

4

MICASENSE, INC.

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2020

Revenue
Product Income	$5,958,714
Other Income	106,831
$6,065,545
Cost of Revenue
Product COGS	1,922,998
Other COGS	291,927
Inventory Obsolescence and Shrinkage	58,017
2,272,942
Gross profit	3,792,603

Operating Expenses
Sales and marketing	933,999
Research and development	1,752,689
General and administrative	1,266,025
Total operating expenses	3,952,713
Loss from operations	(160,110)
Nonoperational Income and Expense
Nonoperational Income	118
Nonoperational Expense	(7,467)
Net loss	$(167,459)

See Footnotes to Financial Statements

5

MICASENSE, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Year Ended December 31, 2020

	Common Stock		Additional		Total
	Number of		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balances as of December 31, 2019	11,064,148	$470,802	$282,531	$(6,139,821)	$(5,386,488)
Net loss				(167,459)	(167,459)
Balances as of December 31, 2020	11,064,148	$470,802	$282,531	$(6,307,280)	$(5,553,947)

See Footnotes to Financial Statements

6

MICASENSE, INC.

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2020

Cash Flows From Operating Activities
Net loss	$(167,459)
Adjustments to reconcile net loss to net cash flows provided for operating activities
Depreciation	22,143
Bad Debts	(13,694)
Inventory Write Off	4,994
Changes in operating assets and liabilities
Accounts receivable	421,204
Inventories	78,396
Prepaid expenses	37,715
Accounts payable	(179,257)
Accrued expenses	(17,367)
Customer deposits	(27,281)
Net cash provided for operating activities	159,394
Cash Flows From Investing Activities
Purchases of equipment and furniture	(23,870)
Net cash provided for investing activities	(23,870)
Cash Flows From Financing Activity
Line of Credit	250,000
Net cash provided for financing activities	250,000
Net change in cash	385,524
Cash, beginning of year	548,628
Cash, end of year	$934,152
Supplemental Cash Flow Information
Cash paid for interest	$5,339

See Footnotes to Financial Statements

7

Footnotes to Financial Statements

8

MicaSense, Inc.

Notes to Financial Statements

December 31, 2020

Note 1 – Description of Business

Nature of Operations

MicaSense, Inc. (“the Company”), headquartered in Seattle, Washington, designs, manufactures, and sells multispectral sensors targeted toward precision agriculture. The Company’s customers are located throughout the world.

Corporate History

The Company’s majority stockholder is Parrot Drones S.A.S. (“Parrot”), a French corporation. A portion of the products sold by the Company are purchased from or sold to Parrot and Parrot’s affiliates (see Note 10).

Note 2 – Significant Accounting Policies

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States. The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America (“US GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates during the year ended December 31, 2020 include depreciation and amortization, valuation and classification of inventories, and valuation of deferred tax assets.

Cash

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company regularly has cash and cash equivalent balances in excess of federally insured limits. The Company’s bank balances at times may exceed the FDIC limit. To date, the Company has not experienced any losses on its invested cash. The primary bank account exceeded federally insured limits by $486,592 at December 31, 2020.

9

MicaSense, Inc.

Notes to Financial Statements

December 31, 2020

Accounts Receivable and Credit Policy

Accounts receivable is stated at its net realizable value and consists of amounts due from customers. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not charge interest or require collateral for its receivables.

The Company estimates an allowance for doubtful accounts based upon an evaluation of the current status of receivables, historical experience, and other factors as necessary. The Company determined that no allowance was necessary as of December 31, 2020.

Inventories

Inventories consist of raw materials and finished goods and are stated at the lower of cost or net realizable value. Cost is computed on a first-in first-out basis. As of December 31, 2020, the Company had a blend of finished goods manufactured by the third-party manufacturing organization and raw materials procured by the Company.

Equipment and Furniture

The Company records equipment and furniture at cost, determines depreciation using the straight-line method over the estimated useful lives of the assets, capitalizes additions and improvements that increase the value or extend the life of an asset, and expenses ordinary repairs and maintenance as incurred. Estimated useful lives range from 3 years for computers and equipment to 5 years for furniture and fixtures.

Impairment of Long-Lived Assets

The Company assesses the carrying value of its equipment and furniture when indicators of impairment exist and recognizes an impairment loss when the carrying amount of an asset is not recoverable from the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Impairment losses are measured by comparing the carrying amount of a long-lived asset to its fair value.

Revenue Recognition

The Company generates revenue primarily from the sale of sensors, cameras, and related accessories (Product Income).

10

MicaSense, Inc.

Notes to Financial Statements

December 31, 2020

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from contracts with customers (“ASC 606”). The Company generally recognizes revenue on sales to customers upon satisfaction of the performance obligation, which typically occurs at a point in time once control transfers to customers, which is when product is shipped or delivered depending on specific shipping terms. Delivery does not occur until the products have been shipped or services have been provided to the customer, risk of loss has transferred to the customer, and, where applicable, a customer acceptance has been obtained. The fee is not considered to be fixed or determinable until all material contingencies related to the sales have been resolved. The Company records revenue in the statements of operations net of any sales, use, value added, or certain excise taxes imposed by governmental authorities on specific sales transactions and net of any discounts, allowances, and returns.

Additionally, a majority of customers are required to place a deposit for each product ordered. Customer payments received in advance of the Company completing performance obligations are recorded as contract liabilities. Customer deposits represent customer prepayments and are recognized as revenue when the sale is complete. The balance of customer deposits as of January 1, 2020 was $62,398; as of December 31, 2020 the customer deposits totaled $35,117.

Fair Value of Financial Instruments

The carrying value of short-term financial instruments including cash, accounts receivable, accounts payable, and accrued expenses approximate fair value due to the short-term maturities of these instruments. The Company does not hold any financial instruments with a carrying value materially different from their fair value, based on quoted market prices or rates for the same or similar instruments or internal valuation models.

Warranty Claims

The Company provides a limited warranty on all its manufactured goods for a term of 12 months (1 year) from its sale date. The Company records a liability for potential warranty claims for product malfunctions. The liability is management’s best estimate of potential costs related to future claims. Management has determined the likelihood of future material warranty claims is remote; thus, there is no warranty liability recorded at December 31, 2020.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was $82,601 for the year ended December 31, 2020 and is included in sales and marketing expense in the statement of operations.

Shipping and Handling

The Company classifies shipping and handling costs for shipping products to customers as cost of revenue in the statement of operations and charges customers for shipping costs which is recorded as revenues. For the year ended December 31, 2020, shipping revenue was $85,319 and costs were $69,792.

11

MicaSense, Inc.

Notes to Financial Statements

December 31, 2020

Research & Development

Costs incurred in research and development activities are generally expensed as incurred and include materials, outside contractor labor, and employee labor. Amounts have been included on the accompanying statement of operations.

Materials Expenses	$94,399
External Contractor Labor	94,785
Collaborative Agreement	(20,000)
Employee Labor	1,583,505
$1,752,689

Collaborative Arrangements

Research & Development. The Company had in place during 2020 a research and development collaborative agreement on a potential future product. The agreement was separated into a three phase, time-based approach.

●	Phase 1 (3 months) // Concept Research Stage
●	Phase 2 (6 – 9 months) // Prototyping, Design Optimization, & Validation
●	Phase 3 (3 months) // Final Validation, Certification, & Mass Production

The parties involved in the agreement provided an infusion of cash to the Company in the combined amount of $20,000. These funds are listed as a contra expense against research and development and are included on the accompanying statement of operations.

Income Taxes

The Company accounts for income taxes under an asset and liability approach that requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be utilized against future taxable income. The Company evaluates its uncertain income tax positions and may record a liability for any unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in an income tax return. No liability has been recorded for uncertain tax positions or related interest or penalties at December 31, 2020.

Recently Issued Accounting Pronouncements & Pending Adoption

In May 2016, FASB issued an Accounting Standards Update (“ASU”) establishing ASC 606. The updated revenue standard establishes principles for recognizing revenue and develops a common revenue standard for all industries. Under the new model, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard requires that entities disclose the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

12

MicaSense, Inc.

Notes to Financial Statements

December 31, 2020

The Company adopted the requirements of the new guidance as of January 1, 2020 utilizing the modified retrospective model. No adjustment to stockholders’ deficit was necessary. ASC 606 did not have a material impact on the financial statements or accounting policies because existing contractual performance obligations were not materially changed.

In February 2016, the FASB issued ASU 2016-02 “Leases (Topic 842).” This standard replaces existing lease guidance for lessees and requires operating leases to be recognized on the balance sheet. Under the new standard, lessees recognize a lease liability for the present value of future lease payments and a corresponding right-to-use asset. The Company is still analyzing the impact of this standard on its financial statements. The Company is currently planning to implement this standard as of January 1, 2021.

In May 2019, FASB issued ASU 2016-13 “Financial Instruments—Credit Losses (Topic 326).” This standard changes the impairment model for most financial assets and replaces the existing incurred loss model with a current expected credit loss (CECL) model. The standard should be applied on a modified retrospective approach. The Company is still analyzing the impact of this standard on its financial statements. The Company currently expects to adopt this guidance as of January 1, 2023.

Note 3 – Concentrations

Credit Risk Concentration

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. These instruments are generally unsecured and uninsured. Credit is extended to customers based upon an evaluation of the customer’s financial condition, order volume, and established payment history; generally collateral is not required.

Accounts Receivable Concentration

At December 31, 2020, 4 customers accounted for 48% (13%, 13%, 12% and 10%) of total accounts receivable.

% of Total Receivables
Customer A	13%
Customer B	13%
Customer C	12%
Customer D	10%

13

MicaSense, Inc.

Notes to Financial Statements

December 31, 2020

Revenue Concentrations

At December 31, 2020, the Company did not have any customers who accounted for greater than 10% of the annual revenue.

Geographic Concentration of Sales

The geographic concentration of the Company’s revenue is distributed between three primary regions: Asia Pacific (APAC); Europe, Middle East, and Africa (EMEA); and North America (NORAM).

	Sales	% of Total Revenues
APAC	$1,205,904	20%
EMEA	2,177,212	36%
NORAM	1,811,162	30%
Other	871,267	14%
	$6,065,545	100%

Vendor Concentration

As of December 31, 2020, there was one significant vendor that comprised 33% of supplier purchases in 2020. This vendor provides manufacturing and production services that cannot be readily replaced.

Note 4 – Inventories

Inventories consist of the following at December 31, 2020:

Finished goods	$218,284
Raw Materials held offsite at Contract Manufacturer	249,789
Raw Materials	239,641
Total Inventory	$707,714

Note 5 –Equipment and Furniture

Equipment and furniture consist of the following at December 31, 2020:

Computers & Equipment	$203,228
Furniture & Fixtures	118,912
322,140
Less: accumulated depreciation	(214,612)
$107,528

Depreciation expense was $22,143 for the year ended December 31, 2020. The Company has no leased assets for the year ended December 31, 2020.

14

MicaSense, Inc.

Notes to Financial Statements

December 31, 2020

Note 6 – Debt

Line of Credit

The Company opened a line of credit agreement with Bank of America of $500,000. There was $250,000 of borrowings against the line at December 31, 2020. The line bears interest at the bank’s prime lending rate. The line is reviewed annually and is due on demand. Under terms of the line of credit, the Company is required to maintain a specified debt service coverage ratio and debt to tangible net worth ratio, as those terms are defined.

As of December 31, 2020, the Company did not meet the minimum Fixed Charge Coverage Ratio required for the Line of Credit. However, the Line of Credit is listed as a current liability in the balance sheet and has been paid in full as of January 27, 2021 in conjunction with the acquisition by AgEagle Aerial Systems, Inc. (see Note 13).

Note 7 – Accounts Receivable

Accounts receivable consists of amounts billed currently due from customers for products that have been delivered. Credit limits are established through a process of reviewing the financial history and stability of each customer. There was no allowance required at December 31, 2020. The company recorded direct write-offs in 2020 of $13,694 which was charged to bad debt expense.

Accounts receivable at January 1, 2020 was $647,402 and the detail as of December 31, 2020 is as follows:

Accounts Receivable	$239,892
Accounts Receivable, related parties	$—
Allowance	—
$239,892

Note 8 - Stockholder Deficit and Temporary Equity

At December 31, 2020, the Company had 35,000,000 authorized shares of no-par common stock and 12,560,000 authorized shares of no-par preferred stock, which is designated 6,560,000 as Series A-1 and 6,000,000 as Series A-2.

15

MicaSense, Inc.

Notes to Financial Statements

December 31, 2020

Preferred Stock and Temporary Equity

All shares of Series A-1 and Series A-2 convertible preferred stock were originally issued to Parrot and, during the period presented, were owned by Parrot. Pertinent rights, preferences, and privileges of Series A-1 and Series A-2 convertible preferred stock are as follows:

Conversion. Shares of Series A-1 and Series A-2 preferred stock are convertible into shares of common stock at the option of the holder at a ratio equal to the original issue price divided by the applicable conversion price. The original issue price and the conversion prices were the same for Series A-1 and Series A-2 preferred stock at $0.30528 and $1.3639, respectively. In addition, each share of preferred stock will automatically be converted into shares of common stock upon the occurrence of a vote of the holders of a majority of the outstanding shares of preferred stock.

Redemption. Shares of Series A-1 and Series A-2 preferred stock become redeemable upon the occurrence of a vote of the holders of a majority of the outstanding shares of preferred stock any time on or after the fifth anniversary of the original issue date. The original issue date for Shares of Series A-1 and Series A-2 preferred stock was October 30, 2014, and October 5, 2015, respectively. The redemption price per share is equal to the original issue price for Series A-1 and Series A-2 preferred stock, plus all declared but unpaid dividends, and is payable by the Company in three annual installments commencing within 60 days after receipt of the redemption request.

Due to the redemption feature which is contingent only based on the passage of time, the Series A-1 and A-2 preferred shares have been reflected as temporary equity at redemption value as of December 31, 2020.

Liquidation. In the event of liquidation, dissolution, or winding up of the Company, preferred stockholders are entitled to preferential payment equal to the amount of the original issue price applicable to the series, plus any dividends declared but unpaid, or the amount per share that would have been payable had all shares of preferred stock been converted into common stock immediately prior to liquidation. The Series A-2 preferred stockholders have liquidation preference over the Series A-1 preferred stockholders. Upon liquidation and payment of the full amount to the preferred stockholders, the remaining assets of the Company are available to be distributed to the holders of common stock, pro rata based on the number of shares held.

Series A Protective Provisions. Preferred stockholders require written consent or an affirmative majority vote of the holders in advance of any liquidation, dissolution, amendment to the Articles of Incorporation or Bylaws, creation or issuance of additional class or series of capital stock, reclassifying or altering or amending any existing securities, purchase or redemption of dividends, creation or authorization of debt security, creation or holding of capital stock, increase or decrease the Board of Directors composition, or transfer (outside the normal course of business ) any intellectual property rights.

Anti-Dilution. The conversion price for preferred stock is subject to adjustment in the event of certain equity transactions such as stock splits, stock dividends, capital reorganizations, and reclassifications.

16

MicaSense, Inc.

Notes to Financial Statements

December 31, 2020

Dividend Provisions. Preferred stockholders do not have specific dividend rights. In addition, no dividends are to be paid to common stockholders without first or simultaneously paying dividends to preferred stockholders in an amount at least equal to the amount preferred stockholders would receive if all shares of preferred stock were converted to common stock.

Voting Rights. Preferred stockholders have the right to vote as if shares of preferred stock were converted into shares of common stock.

Common Stock

The Company’s majority shareholder, Parrot Drones S.A.S., held 11,064,148 shares of Common Stock, equal to 99% of the outstanding shares.

Note 9 – Commitments & Contingencies

Lease & Lease Extension

The Company leases its office space in Seattle, WA under a noncancelable operating lease that expired in November 2020. The Company opted to extend its current lease through January 2026. The extension was signed into effect in April 2020 at current market rate with a 3% per year increase, and 2 months abated rent for December 2020 and January 2021.

2021	$185,745
2022	208,663
2023	214,923
2024	221,370
2025	227,443
2026	18,954
$1,077,098

Total rent expense was $247,195 during the year ended December 31, 2020.

Purchase Commitment

The Company routinely places orders for manufacturing services and material. At December 31, 2020, the Company had purchase commitments in excess of $500,000. These commitments are expected to be realized during the 2021 fiscal year.

17

MicaSense, Inc.

Notes to Financial Statements

December 31, 2020

Note 10 – Related Party Transactions

The following table summarizes the amounts of revenues and purchases, accounts receivable, and accounts payable with affiliates during the years ended December 31, 2020:

Affiliate	Revenues	Purchases	Accounts Receivable	Accounts Payable
senseFly, S.A.	102,312	—	—	—
Parrot Inc.	—	—	—	15,589
	$102,312	$—	$—	$15,589

Retirement Contributions. Employee and employer contributions contributed to the Parrot, Inc. 401(k) plan were $260,745 for the year ending December 31, 2020.

Note 11 – Income Taxes

For the year ending December 31, 2020, the Company did not have any taxable income; therefore, no income tax liability or expense has been recorded in these financial statements.

The following table reflects the reconciliation of the Company’s income tax expense:

Pre-Tax financial loss	$(167,459)
Federal tax expense computed at the statutory rate	(43,917)
Change in valuation allowance	45,226
Federal rate change	—
Permanent and other differences	(1,309)
Net tax expense	$—

The net deferred tax asset at December 31, 2020, amounts to $1,380,309, and is primarily composed of tax net operating loss carryforwards. The Company has provided a full valuation allowance against the net deferred tax asset, which increased by $45,225 during the year ended December 31, 2020. The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2020 are presented below:

18

MicaSense, Inc.

Notes to Financial Statements

December 31, 2020

Deferred Tax Assets
Net operating loss carryforwards	$1,244,554
Fixed Assets	(20,690)
Other	2,926
Accrued Bonus	18,769
R&D Credits	134,750
1,380,309
Less: Valuation allowance	(1,380,309)

Net deferred tax asset	$—

At December 31, 2020, the Company had approximately $5.74 million of federal net operating loss carryforwards and approximately $410,000 of state net operating loss carryforwards. Of the federal net operating loss carryforwards of $5.61 million, if not utilized, will expire between 2034 through 2037; the remaining balance of $136,237 has no expiration date. The state net operating loss carryforwards, if not utilized, will expire between 2034 through 2040. At December 31, 2020, the Company has tax credit carryforwards of approximately $135,000, which expire between 2034 and 2038.

The Company files income tax returns in the United States. The tax years that remain subject to examination are 2015 through 2020 in the United States. The Company also has available NOLs dating from 2015 which, when used, could be subject to examination by taxing authorities. No material changes are expected for the unrecognized tax positions over the next twelve months.

Note 12 – Employee Benefit Plans

Retirement Contributions

The Company participated in the Parrot, Inc. 401(k) Plan during 2020 and provided employer matching benefits up to 4% of the employees’ gross wages. The funds attributed to this plan as well as the associated administrative fees of $13,300 are included in the Related Parties section (see Note 10 as related parties transactions with Parrot Inc.).

Employee 401(k) Plans. The Company has a 401(k) Savings and Retirement Plan (the “401(k) Plan”) to provide for voluntary salary deferral contributions on a pre-tax basis for employees within the United States in accordance with Section 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan allows for contributions by the Company. The Company made and expensed matching contributions of $63,480 during the year ended December 31, 2020.

Employee Roth 401(k) Plans. The Company has a Roth 401(k) Savings and Retirement Plan (the “Roth 401(k) Plan”) to provide for voluntary salary deferral contributions on a post-tax basis for employees within the United States in accordance with Section 401(k) of the Internal Revenue Code of 1986, as amended. The Roth 401(k) Plan allows for contributions by the Company. The Company made and expensed matching contributions of $16,506 during the year ended December 31, 2020.

19

MicaSense, Inc.

Notes to Financial Statements

December 31, 2020

Note 13 – Subsequent Events

Subsequent events have been evaluated through the date these financial statements were available to be issued, which was April 12, 2021.

Ownership Change

On January 27, 2021, the Company was the target of a stock purchase transaction in which 100% of the Company’s ownership was acquired by AgEagle Aerial Systems, Inc.

The authorized capital stock of the Company consists of: 35,000,000 shares of common stock, no par value, of which 11,064,148 shares are issued and outstanding; 6,560,000 shares of Series A-1 Preferred Stock, no par value, of which 6,551,364 shares are issued and outstanding; and 6,000,000 shares of Series A-2 Preferred Stock, no par value, of which 5,425,621 shares are issued and outstanding.

AgEagle Aerial Systems and its wholly owned subsidiary AgEagle Sensor Systems, Inc. agreed to acquire 100% of the issued and outstanding capital stock of the Company. The aggregate purchase price for the shares of the Company is $23,000,000, less the amount of debt and subject to a customary working capital adjustment.

21